UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 23, 2016

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its annual meeting of stockholders on June 23, 2016.  The final results of the vote taken for each proposal are as follows:

Proposal 1: Election of Six Directors

Name	For	Against	Abstain	Broker Non-Votes
David Overton	39,952,766	1,364,756	186,652	3,608,307
Alexander L. Cappello	40,390,839	926,739	186,596	3,608,307
Jerome I. Kransdorf	40,227,617	1,089,893	186,664	3,608,307
Laurence B. Mindel	40,276,786	1,038,155	189,233	3,608,307
David B. Pittaway	41,065,163	252,259	186,752	3,608,307
Herbert Simon	40,440,472	873,641	190,061	3,608,307

Proposal 2:   Ratification of Selection of Independent Registered Public Accounting Firm.

For	Against	Abstain	Broker Non-Votes
45,039,295	56,562	16,624	N/A

Proposal 3:   Non-Binding Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
39,917,809	1,492,224	94,141	3,608,307

ITEM 8.01                                  OTHER EVENTS

Election of Lead Director

Mr. Jerry Kransdorf’s term as Lead Director of the Company was scheduled to expire at the 2016 annual meeting of stockholders. On June 23, 2016, the independent directors of the Board of the Company re-elected Mr. Kransdorf as Lead Director of the Company, to serve in that capacity until the 2017 annual meeting of stockholders or his successor has been elected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2016	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial Officer